UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01          Entry into a Material Definitive Agreement.

Amendments to Convertible Debentures and Underlying Warrants

On September 15, 2022, CLS Holdings USA, Inc. (“CLS” or the “Company”) executed a Supplemental Indenture to amend that certain debenture indenture by and between the Company and Odyssey Trust Company, as Trustee, dated as of December 12, 2018, as supplemented March 31, 2021 (collectively, the “Debenture Indenture”), in order to amend the terms of its outstanding US$13,219,150 principal amount unsecured convertible debentures (the “December Debentures”) issued December 12, 2018 to, among other things, (i) permit the mandatory conversion, in the Company’s discretion, of $7,931,490 in principal amount of the December Debentures plus $132,192 in accrued interest on the December Debentures into units at the reduced conversion price of $0.07125 per unit; (ii) decrease the conversion price of the remaining December Debentures (following the mandatory conversion) to $0.10 per unit; (iii) reduce the mandatory conversion VWAP provision in the December Debentures from $0.60 to $0.20; (iv) provide for a reduced conversion price to holders of the December Debentures who elect to covert more than the mandatory conversion amount of December Debentures on or prior to the date of the meeting of debenture holders; (v) change the maturity date of the December Debentures so that half of the remaining December Debentures mature on December 31, 2023 and the remaining December Debentures mature on December 31, 2024; (vi) provide for the payment of interest accruing between July 1, 2022 and December 31, 2024 so that one-third of the total scheduled interest is paid on December 31, 2023 and the balance of the accrued interest is paid on December 31, 2024, and so that all interest accruing from September 15, 2022 following the mandatory conversion is calculated based on the amount of principal outstanding following the mandatory conversion notwithstanding the payment of principal on December 31, 2023; and (vii) subject to the receipt of regulatory approvals, grant a security interest in certain of the Company’s assets (such as licenses, inventory (including work in process), equipment (excluding equipment subject to purchase money financing) and contract rights (excluding investments in entities other than wholly owned subsidiaries)) to the holders of the December Debentures and to other holders of the Company’s debt, now or in the future, as the Company may elect. All prices described above are prior to the Reverse Stock Split described below.

On September 15, 2022, the Company also executed a Supplemental Indenture to amend that certain warrant indenture by and between the Company and Odyssey Trust Company, as Trustee, dated as of December 12, 2018, as supplemented March 31, 2021, in order to (i) reduce the exercise price of each warrant issuable under the Debenture Indenture from $0.40 per share of our common stock to $0.10 per share of our common stock (prior to the Reverse Stock Split); and (ii) change the expiration date from March 31, 2024 to September 15, 2025 (the “Warrant Supplemental Indenture” and, together with the Debenture Supplemental Indenture, the “Indenture Supplements”).

In connection with the execution of the Debenture Indenture, the Company elected to convert $7,880,810 in principal amount of the December Debentures plus accrued interest in the amount of $131,347, and issued 28,112,832 units (on a post on a post-Reverse Stock Split basis) pursuant to the terms of the Debenture Indenture. Additionally, the Company issued 1,205,261 units (on a pre-Reverse Stock Split basis) as a result of a voluntary conversion of $84,467 in principal amount of December Debentures and accrued interest thereon. Each unit comprises one share of the Company’s common stock and a warrant to purchase half a share of common stock.

Amendments to Navy Capital Subscription Agreements

On September 15, 2022, the Company also entered into two second amendments to subscription agreements (each a “Second Amendment” and, collectively, the “Second Amendments”), to amend the Subscription Agreements between the Company, and each of Navy Capital Green Fund, LP and Navy Capital Green Co-Invest Fund, LLC (together, “Purchasers”), as amended on April 21, 2021, pursuant to which the Company sold convertible debentures (the “Navy Capital Debentures”), in the original aggregate principal amount of $5,000,000 to the Purchasers, in order to (i) reduce the conversion price of the Navy Capital Debentures from $0.30 per unit to $0.10 per unit; (ii) extend the maturity date of the Navy Capital Debentures to December 31, 2023 for 50% of the principal amount of the Navy Capital Debentures outstanding after the mandatory conversion (as defined in the Second Amendments), and December 31, 2024 for the remainder of the principal amount then outstanding, which balance, solely for purposes of the interest computation, shall not be reduced by the principal payment to be made on December 31, 2023; (iii) include a mandatory conversion provision to permit the Company, in its sole discretion, to convert 60% of the amount due under each of the Navy Capital Debentures and accrued interest thereon, into units of the Company at a conversion price of $0.07125 (the “Mandatory Conversion Price”); (iv) reduce the mandatory conversion VWAP threshold from $0.60 to $0.20; (v) permit the Purchasers to elect to convert greater than 60% of the principal amount of their respective Debentures plus accrued interest into units at the Mandatory Conversion Price; (vi) reduce the exercise price of each warrant (that is part of a unit received upon conversion) to $0.10 per share of common stock; and execute Second Amended and Restated Debentures (the “Second Amended and Restated Debentures”). Each unit comprises one share of the Company’s common stock and a warrant to purchase half a share of common stock. The Second Amendments also provide that the Company shall file a registration statement to register for resale all of the shares of common stock of the Company issuable to the Purchasers upon conversion of the Second Amended and Restated Debentures and the exercise of the warrants (the “Warrants”) issuable upon conversion of the Second Amended and Restated Debentures. All prices described above are prior to the Reverse Stock Split described below.

In connection with the Second Amendments, the Company elected to convert (i) $686,930 due under the Debenture issued to Navy Capital Green Fund, LP, which includes $675,668 in the principal amount of the Debenture and accrued interest, into 9,641,123 units (on a pre-Reverse Stock Split basis) of the Company; and (ii) $2,747,719 due under the Debenture issued to Navy Capital Green Co-Invest Fund, LLC, which includes $2,702,674 in the principal amount of the Debenture and accrued interest, into 38,564,478 units (on a pre-Reverse Stock Split basis) of the Company.

The foregoing descriptions of the Indenture Supplements, the Second Amendments, the Second Amended and Restated Debentures, and the Warrants are summary descriptions of the material terms thereof and are qualified in their entirety by reference to the full text of the Indenture Supplements, the Second Amendments, the Second Amended and Restated Debentures, and the Warrants, which are incorporated by reference hereto and filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, and 10.5 to this Current Report on Form 8-K.

Item 3.03         Material Modification to Rights of Security Holders.

Effective September 21, 2022 (the “Effective Date”), the Company effected a reverse stock split of the Company’s issued and outstanding common stock (the “Common Stock”), at a ratio of 1-for-4 (the “Reverse Stock Split”), wherein 1 share of Common Stock will be issued to the Company’s stockholders who own Common Stock on the Effective Date, in exchange for every 4 shares of Common Stock owned by them on the Effective Date. The authorized Common Stock will also be reduced as a result of the Reverse Stock Split from 750,000,000 shares to 187,500,000 shares, and the authorized preferred stock (the “Preferred Stock”) will be reduced from 20,000,000 shares to 5,000,000 shares. There are no issued and outstanding shares of Preferred Stock. The primary purpose of the Reverse Stock Split is to reduce the number of outstanding shares of Common Stock to a level more consistent with other public companies with a similar market capitalization.

No fractional shares will be issued and no cash or other consideration will be paid as a result of the Reverse Stock Split. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Stockholders who hold their shares of Common Stock in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts. Stockholders who hold paper certificates may (but are not required to) send the certificates to the Company’s transfer agent. The transfer agent will issue a new share certificate for the correct number of shares of Common Stock after the effect of the Reverse Stock Split to each requesting stockholder. Contact information for the Company’s transfer agent may be obtained by contacting the Company by telephone.

The Reverse Stock Split was effected pursuant to resolutions of the Board of Directors of the Company dated August 31, 2022 and September 14, 2022. Pursuant to Nevada Revised Statutes, Section 78.209, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada on September 19, 2022, effective September 21, 2022, with respect to the Reverse Stock Split.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power remained virtually unchanged except for minor changes and adjustments that resulted from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock are substantially unaffected by the Reverse Stock Split.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is hereby incorporated by reference into this Section 5.03. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

3.1	Certificate of Change filed September 19, 2022 effective September 21, 2022

4.1	Supplemental Indenture dated September 15, 2022 to Debenture Indenture dated December 12, 2018, as supplemented on March 31, 2021, by and between the Company and Odyssey Trust Company

4.2	Supplemental Indenture dated September 15, 2022 to Warrant Indenture dated December 12, 2018, as supplemented on March 31, 2021, by and between the Company and Odyssey Trust Company

10.1	Second Amendment to Subscription Agreement, dated September 15, 2022, by CLS Holdings USA, Inc., in favor Navy Capital Green Fund, LP

10.2	Second Amendment to Subscription Agreement, dated September 15, 2022, by CLS Holdings USA, Inc., in favor Navy Capital Green Co-Invest Fund, LLC

10.3	Second Amended and Restated Convertible Debenture, dated September 15, 2022, issued to Navy Capital Green Fund, LP

10.4	Second Amended and Restated Convertible Debenture, dated September 15, 2022, issued to Navy Capital Green Co-Invest Fund, LLC

10.5	Form of Warrant

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: September 21, 2022	By: /s/ Andrew Glashow
Andrew Glashow President and Chief Executive Officer